UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On June 22, 2017, the Board of Directors (the “Board”) of Flexion Therapeutics, Inc. (“Flexion”) adopted a Change in Control Severance Benefit Plan (the “CIC Severance Plan”) and a form of participation agreement thereunder. The CIC Severance Plan supersedes and replaces all prior change in control severance benefit plans, policies or practices previously maintained by Flexion, including Flexion’s Change in Control Bonus Plan.

Certain employees, including all executive officers, are eligible to participate in the CIC Severance Plan, provided that in order to receive benefits the employee must fully execute a release of claims and continue to comply with other post-termination obligations to Flexion. Under the CIC Severance Plan, an eligible executive officer who is terminated by Flexion other than for “cause” or resigns with “good reason” (as defined in the CIC Severance Plan), in each case during the period beginning one month before and ending 12 months after a change of control transaction involving Flexion (such termination or resignation, a “CIC Termination”) will receive severance benefits.

The Chief Executive Officer is eligible to receive 24 months of base salary payable via salary continuation payments, a payment equal to his annual target cash bonus for the year in which the CIC Termination occurs, payable in a lump sum, payment of premiums for continued benefits under COBRA for up to the duration of the 24-month severance period, and all unvested stock awards will immediately become vested on the date of the CIC Termination. The other executive officers are eligible to receive 18 months of base salary payable via salary continuation payments, a payment equal to each officer’s annual target cash bonus for the year in which the CIC Termination occurs, payable in a lump sum, payment of premiums for continued benefits under COBRA for up to the duration of the 18-month severance period, and all unvested stock awards will immediately become vested on the date of CIC Termination.

The foregoing summary of the CIC Severance Plan is not complete and is qualified in its entirety by reference to the full text of the CIC Severance Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Flexion held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2017. At the Annual Meeting, Flexion’s stockholders (i) elected three directors to serve on the Board until Flexion’s 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or, if sooner, until their death, resignation or removal, and (ii) ratified the selection of PricewaterhouseCoopers LLP as Flexion’s independent registered public accounting firm for fiscal year 2017. There were 31,757,692 outstanding shares eligible to vote as of April 24, 2017, the record date for the Annual Meeting.

The directors elected to the Board, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Heath Lukatch	18,743,369	2,627,597	8,226,680
Patrick J. Mahaffy	16,891,948	4,479,018	8,226,680
Alan W. Milinazzo	18,743,488	2,627,478	8,226,680

The proposal to ratify the selection of PricewaterhouseCoopers LLP as Flexion’s independent registered public accounting firm for fiscal year 2017 received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,531,572	62,850	3,224	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Flexion Therapeutics, Inc. Change in Control Severance Benefit Plan and Form of Participation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: June 23, 2017

	By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Flexion Therapeutics, Inc. Change in Control Severance Benefit Plan and Form of Participation Agreement